Exhibit 24

POWER OF ATTORNEY

We, the undersigned directors of Chiquita Brands International, Inc. (the “Company”) hereby appoint Brian W. Kocher and James E. Thompson or either of them, with full power of substitution, our true and lawful attorneys and agents, to do any and all acts and things in our names and on our behalf as directors of the Company which said attorneys and agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and the rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of a Registration Statement on Form S-8 relating to the Chiquita Stock and Incentive Plan, including, without limitation, signing for us, or any of us, in our names as directors of the Company, such Registration Statement and any and all amendments thereto, and we hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, and the rules and regulations thereunder, this Power of Attorney has been signed below by the following persons in the capacities indicated as of the 30th day of June, 2006.

Signature	Title

/s/ Fernando Aguirre Fernando Aguirre	Chairman, President, and Chief Executive Officer

Morten Arntzen	Director

/s/ Jeffrey D. Benjamin Jeffrey D. Benjamin	Director

Robert W. Fisher	Director

/s/ Clare M. Hasler Clare M. Hasler	Director

/s/ Roderick M. Hills Roderick M. Hills	Director

/s/ Durk I. Jager Durk I. Jager	Director

Jaime Serra	Director

/s/ Steven P. Stanbrook Steven P. Stanbrook	Director